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                                                     NORRIS COMMUNICATIONS CORP.
                                                                    EXHIBIT 23.1



                                   CONSENT OF
                       INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-81212, Form S-3 No. 33-92032, Form S-3 No. 33-92978 and Form
S-3 No. 333-4880) of Norris Communications Corp. and in the related Prospectuses of our Auditor's Report and Comments by Auditors for U.S. Readers on Canada-U.S. Report Conflict dated May 24, 1996 (except as to Note 16[b] which is as of June 7, 1996), with respect to the consolidated financial statements of Norris Communications Corp. included in the Annual Report (Form 10-KSB) for the year ended March 31, 1996.





Vancouver, Canada,
June 27, 1996                                     /s/ ERNST & YOUNG
                                                  Chartered Accountants